SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement     [ ]  Confidential, For Use of the
                                                Commission Only (as Per-
                                                mitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                         CADAPULT GRAPHIC SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee Required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

         (1) Amount Previously Paid:

         ----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3) Filing Party:

         ----------------------------------------------------------------------

         (4) Date Filed:

         ----------------------------------------------------------------------

                         CADAPULT GRAPHIC SYSTEMS, INC.
                               110 Commerce Drive
                           Allendale, New Jersey 07401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 6, 2000

     The Annual Meeting of Shareholders of Cadapult Graphic Systems, Inc. ("Cadapult") will be held on Wednesday, December 6, 2000 at 9:30 A.M., local time, at Glenpoint Marriott, 100 Frank West Burr Blvd., Teaneck, New Jersey 07666, for the following purposes:

     1. To elect seven members of the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualifed;

     2. To ratify the selection of Wiss & Company, LLP as Cadapult's independent certified public accountants for the fiscal year ending June 30, 2001; and

     3. To act on such other business as may properly come before the Annual Meeting or any adjournment thereof.

     These matters are more fully described in the Information Statement accompanying this Notice.

     The record date for determining those shareholders who will be entitled to vote at the Annual Meeting is October 31, 2000. The stock transfer books will remain open between the record date and the date of the Annual Meeting. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. The Board of Directors is not soliciting proxies in connection with the Annual Meeting, and you are requested not to send proxies to us.

                                By order of the Board of Directors


                                /s/ Frances Blanco
                                Frances Blanco
                                Secretary

Allendale, New Jersey
October 31, 2000











                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                TABLE OF CONTENTS




                                                                          Page

Voting Information                                                          3
Proposal No. 1.  Election of Directors                                      4
     Nominees                                                               4
     Business Experience of Nominees                                        4
     Board Committees and Meetings                                          6
     Director Compensation                                                  6
Proposal No. 2.  Ratification of Selection of Independent Accountants       7
Ownership of Securities                                                     8
Section 16(A) Beneficial Ownership Reporting Compliance                     9
Executive Compensation                                                     10
Certain Relationships and Related Transactions                             14
Shareholder Proposals                                                      17
Annual Report                                                              17
Other Action at Meeting                                                    17
Appendix A                                                                 18

                         CADAPULT GRAPHIC SYSTEMS, INC.

                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                               VOTING INFORMATION

Date, Time And Place Of Meeting

     This Information Statement is provided to you by the Board of Directors of Cadapult Graphic Systems, Inc. ("Cadapult") in connection with our Annual Meeting. The Annual Meeting will be held at 9:30 A.M. on December 6, 2000, at Glenpoint Marriott, 100 Frank West Burr Blvd., Teaneck, New Jersey 07666, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Information Statement and the accompanying Notice of Annual Meeting on or about November 1, 2000, to all shareholders entitled to vote at the Annual Meeting.

Purpose Of Meeting

     The proposals that will be considered and acted on at the Annual
Meeting are summarized in the Notice of Annual Meeting. Each proposal is described in more detail in this Information Statement.

Voting Rights And Outstanding Shares

     Only holders of record of Cadapult's common stock at the close of business on October 31, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 31, 2000, Cadapult had outstanding and entitled to vote 3,228,887 shares of common stock. Our common stock is the only class of voting stock. Cadapult had outstanding 550,000 shares of preferred stock on October 31, 2000. Each shareholder of record on October 31, 2000 is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting, and there is no cumulative voting. A majority of the outstanding shares of common stock must be present or represented at the Annual Meeting to have a quorum. Proposals 1 and 2 each require the affirmative vote of a majority of the outstanding voting shares of the quorum.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

         The names of the nominees for directors and their positions and offices with Cadapult are described in the table below. As of the date of this
     Information Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Cadapult to serve until the next Annual Meeting and until their successors have been elected and qualified.

         The persons listed in the table below are our present directors.

---------------------------------------- ------------- -------------------------------------------------------------
Name                                     Age           Position
---------------------------------------- ------------- -------------------------------------------------------------
Michael W. Levin                         35            Chief Executive Officer, President and Chairman of the Board
Frances Blanco                           39            Vice President Marketing and Investor Relations, Treasurer,
Paul C. Baker                            62            Director, Audit Committee Member
Edwin Ruzinsky                           66            Director, Audit Committee Member
Donald Gunn                              48            Director and Vice President of Media Sciences
Henry Royer                              68            Director
Stanley Brooks                           52            Director, Audit Committee Member
---------------------------------------- ------------- -------------------------------------------------------------

     Edwin Ruzinsky became a director on August 27, 1999. Donald Gunn and
Henry Royer became directors on December 23, 1999. Stanley Brooks became a director on September 7, 2000.

Business Experience of Nominees

     Michael W. Levin, Chief Executive Officer, President and Chairman of the
Board: Mr. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of CGSI since 1987, when he founded CGSI while attending Lehigh University. He is responsible for the senior management team as well as merger and acquisition activity and corporate finance. He earned a Bachelor of Science degree in Mechanical Engineering from Lehigh University in 1987, graduating summa cum laude.

     Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer, Secretary and Director: Ms. Blanco has served as our Vice President of Marketing and Investor Relations, Treasurer, Secretary and a Director since June 18, 1998. From 1993 to June 18, 1998, she served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and a director of CGSI. Ms. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for us, as well as investor relations. From 1984 through 1989, Ms. Blanco was a Reseller Account Manager at Lotus, where she designed and implemented marketing programs. From August 1989 through June 1993, Ms. Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of long term and strategic customers. She earned a Bachelor of Science degree in Marketing from Bentley College in 1982, and a Masters of Business Administration degree from Boston College in 1985.

     Paul C. Baker, Director: Mr. Baker has served as a Director since June 18, 1998. From 1986 to the present, he has been President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc., Mr. Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co. At American Cyanamid, Mr. Baker held several domestic and international management positions, including President of Domestic Operations from April 1975 through October 1979, President of Shulton Inc. from October 1977 through October 1979, and Group Vice President of American Cyanamid from October 1979 through December 1984. Mr. Baker graduated from Lehigh University in 1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in Engineering from Lehigh University in 1960, and received a Masters in Business Administration from Fairleigh Dickinson University in 1963.

     Edwin Ruzinsky, Director: Mr. Ruzinsky has served as a Director since August 27, 1999.He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's National Director-Media Industry Services. He previously served at Times Mirror Company as Vice President of Finance & Administration/Book Publishing Group, and at Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, for the past twenty-five years, he has been a consultant to The CPA Journal, published by the New York State Society of Certified Public Accountants.

     Donald Gunn, Director: Mr. Gunn has served as a Director since December 23, 1999. Since December 13, 1999, he has served as Vice President of Media Sciences. He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996. He served as President and Chief Executive Officer of ultraHue until we acquired ultraHue on December 13, 1999. From June 1997 to November 1998, he served as the Western Sales Manager for Invention Machine Corporation, a Boston based provider of software designed to aid engineers in the development of engineering solutions. From August 1995 to May 1997, he worked as Regional Manager for the Pacific Northwest for 3D Systems Corp., located in Valencia, California, a company that produces stereo lithography machines. From October 1987 to August 1995, he worked for the Color Printer Division of Tektronix, Inc., located in Wilsonville, Oregon, in various sales and marketing positions, including Major Account Manager and VAR Account Manager for the Western United States. From July 1986 to October 1987, he worked as a sales manager for Silma, Inc., located in Santa Clara, California, a company that produced software for industrial equipment. From January 1985 to June 1986, he was the Western Area Sales Manager for AAB Robotics Corp., located in Fort Collins, Colorado, a company that produced equipment for the welding industry. He received a Bachelors of Science degree in Electrical Engineering from the University of Illinois in 1974.

     Henry Royer, Director: Henry Royer has served as a Director since December 23, 1999. From 1965 to 1983, Mr. Royer held several positions at First National Bank of Duluth in 1965, including Assistant Cashier, Assistant Vice President, Assistant Manager of the Commercial Loan Department and Senior Vice President in Charge of Loans, and served as Executive Vice President/Loans when he left First National Bank. He then joined The Merchants National Bank of Cedar Rapids, now named Firstar Bank Cedar Rapids, N.A., where he served as Chairman and President until August 1994. From September 1994 through December 31, 1997, he served as the President and Chief Executive Officer of River City Bank, Sacramento, California. He served as an Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel Fisher & Company Planning Inc., and was elected President of Berthel Trust in July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

     Stanley Brooks, Director: Stanley C. Brooks has served as a Director since September 7, 2000. He is the Chairman and President of Brookstreet Securities Corporation. He has served in this capacity for the past 10 years. Brookstreet is a nationally recognized full service investment banking and corporate finance firm, based in Irvine, California, with memberships in the NASD, BSE, NFA, RIBA, and SIPC. Founded in 1990, Brookstreet has in excess of 110 branch offices throughout the 50 states. Prior to his development of Brookstreet, Stanley Brooks held both Executive and Senior Vice President Positions from 1976 to 1990 with three independent regional brokerage firms.

Board Committees And Meetings

     During the fiscal year that ended on June 30, 2000, the Board of Directors held four meetings. During this period, all of the directors serving on the Board at the time attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

     Cadapult has an Audit Committee consisting of the following members of the Board of Directors: Paul Baker, Edwin Ruzinsky and Stanley Brooks. The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Cadapult, reviewing with Cadapult's independent accounts the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Cadapult. The audit committee consists of non-employee directors whom Cadapult has determined is free of any relationship that could influence his judgement as a committee member and is not associated with a major vendor to, or a customer of, Cadapult. A copy of Cadapult's audit committee charter is provided as Appendix A to this Information Statement.

Director Compensation

     We have a compensation plan for our independent directors. Eligible outside directors are paid $3,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of Cadapult. Outside directors are also granted five year options to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board, and will be granted, annually, additional options to purchase 5,000 shares of common stock on each July 1 for each year of continued service on the Board.

                                 PROPOSAL NO. 2
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     We are asking our shareholders to ratify the selection of Wiss & Company, LLP as Cadapult's independent accountants for the fiscal year ending June 30, 2001.

     Wiss & Company has audited Cadapult's financial statements for the fiscal years ended April 30, 1998, June 30, 1999, and June 30, 2000. Wiss & Company has advised us that Wiss & Company has no direct or indirect financial interest in Cadapult or in any of its present or former subsidiaries, and that Wiss & Company has had, during the last three years, no connection with Cadapult or any of our present or former subsidiaries or affiliates other than as independent auditors and related activities. A representative of Wiss & Company is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of shareholders.

     Wiss & Company has served as our only independent auditors since June 1999, when we acquired Cadapult Graphic Systems Inc., a New Jersey corporation, for whom Wiss & Company also served as independent auditors.

     The affirmative vote of a majority of the votes of shareholders entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the selection of Wiss & Company as our independent auditors. If the Cadapult shareholders fail to ratify the appointment, the Board of Directors will reconsider the selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if the Board of Directors determines that such a change would be in the best interests of Cadapult and Cadapult's shareholders.

                             OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

     The table below sets forth, as of September 22, 2000, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, except that the security ownership of management is provided in a separate table. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned.

     You should consider the following factors when reviewing the table:

          - For each person listed, shares of common stock that can be acquired upon the conversion of preferred stock and the exercise of stock options or warrants within 60 days are included in the calculation of percent of class.
          - Berthel SBIC's beneficial ownership includes shares of common stock which may be acquired upon the exercise of warrants to acquire 323,000 shares of common stock and upon the conversion of 100,000 series A preferred stock shares, at an assumed conversion rate of one series A preferred stock share into 3.1 shares of common stock, into 310,000 shares of common stock.
          - Berthel SBIC's beneficial ownership also includes options to acquire 15,000 shares of common stock granted to Berthel SBIC for the services of Henry Royer, President of Berthel SBIC, on our Board of Directors. The beneficial owners of Berthel SBIC are:
               Thomas J. Berthel, Chief Executive Officer and Chairman; Ronald
               O. Brendengen, Chief Financial Officer and Chief Operation Officer; Henry Royer, President; Leslie D. Smith, Secretary; and Julie K. Driscoll, Assistant Secretary.
          - The beneficial owner of Brookstreet Securities Corporation is Stanley Brooks.

--------------------------------------------------- -------------------------- --------------------- -----------------
Name and Address                                        Amount and Nature       Acquirable Within        Percent
of Beneficial Owner                                    of Beneficial Owner           60 days             of Class
--------------------------------------------------- -------------------------- --------------------- -----------------
Berthel SBIC, LLC                                               0                    648,000              16.7%
100 Second Street SE,
Cedar Rapids, Iowa 52407
Charles C. and Charles F. Bearoff                               0                    255,000               7.3%
P.O. Box 37
Bridgeport, PA 19405
Brookstreet Securities Corporation                              0                    255,900               7.3%
2361 Campus Drive #210
Irvine, CA 92612
General Conference Corp. of Seventh-Day Adventists              0                    255,000               7.3%
12501 Old Columbia Pike
Silver Springs, MD 20904
--------------------------------------------------- -------------------------- --------------------- -----------------

Security Ownership of Management

     The table below sets forth, as of September 22, 2000, the shares of our common stock beneficially owned by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned.

     You should consider the following factors when reviewing the table:

          - For each person listed, shares of common stock that can be acquired upon the exercise of stock options within 60 days are included in the calculation of percent of class.
          - Mr. Levin's reported shares of common stock exclude options, subject to future vesting, to acquire 250,000 shares of common stock.
          - Ms. Blanco's reported shares of common stock exclude options, subject to future vesting, to acquire 50,000 shares of common stock.
          - Mr. Huyler's reported shares of common stock exclude options, subject to future vesting, to acquire 50,000 shares of common stock.
          - Mr. Yates' reported shares of common stock exclude options, subject to future vesting, to acquire 106,000 shares of common stock.
          - Mr. Gunn's reported shares of common stock exclude options, subject to future vesting, to acquire 50,001 shares of common stock.
          - Henry Royer's reported beneficial ownership includes 648,000 shares of common stock acquirable by Berthel SBIC. - Stanley Brooks' reported beneficial ownership includes 255,900 shares of common stock acquirable by Brookstreet Securities Corporation.

     The address of each of the persons named in the table is Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New
Jersey 07401.

-------------------------------------------------- ------------------------- --------------------- -----------------
Name and Address                                      Amount and Nature       Acquirable Within        Percent
of Beneficial Owner                                  of Beneficial Owner           60 days             of Class
-------------------------------------------------- ------------------------- --------------------- -----------------
Michael W. Levin                                                  1,508,450               301,223       51.2%
Frances Blanco                                                       40,775                57,741        3.0%
Duncan Huyler                                                        40,775                59,265        3.0%
Duncan Yates                                                         20,300                19,430        1.2%
Paul Baker                                                           67,500                38,000        3.2%
Edwin Ruzinsky                                                            0                10,000        0.3%
Donald Gunn                                                          25,000                     0        0.8%
Henry Royer                                                               0               648,000       16.7%
Stanley Brooks                                                            0               265,900        7.6%
-------------------------------------------------- ------------------------- --------------------- -----------------
All present officers and directors as a group                     1,702,800             1,399,559       67.0%
(9 persons)
-------------------------------------------------- ------------------------- --------------------- -----------------

Changes in Control

     We do not have any arrangements that may result in a change in control.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Cadapult's directors and executive officers, and persons who own more than ten percent of Cadapult's common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Cadapult's common stock. Such persons are also required by SEC regulations to furnish Cadapult with copies of all such Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to Cadapult, Cadapult is not aware of any delinquencies in the filing of such reports.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and other most highly compensated employees and all of our other officers and directors. In reviewing the Summary Compensation Table below, consider that:

          - On June 18, 1998, we acquired CGSI, a privately-held company. In 1998, Cadapult changed its fiscal year end from December 31 to April 30, and CGSI changed its fiscal year end from April 30 to June 30. The 1998 fiscal year compensations in the table below include the operations of CGSI for the period May 1, 1997 through April 30, 1998.
          - Michael Levin became an officer and director on June 18, 1998. - Frances Blanco became an officer and director on June 18, 1998. - Duncan Huyler became an officer on June 18, 1999. - Paul Baker became a director on June 18, 1998. - Edwin Ruzinsky became a director on August 27, 1999.
          - Donald Gunn became a director of Cadapult and an officer of Media Sciences on December 23, 1999.
          - Henry Royer became a director on December 23, 1999. For purposes of the Executive Compensation section, we are reporting as compensation to Mr. Royer certain options granted to Berthel SBIC. Mr. Royer is President of Berthel SBIC and deemed a beneficial owner of securities held by Berthel SBIC.
          - Duncan Yates became an officer on July 15, 2000. His 1998 compensation covers a ten month period.
          - Our matching contributions to employees' 401(k) plan are included in the table as all other compensation.


--------------------------------------- ------------------------------------- ------------------------ --------------
                                                                              Long Term Compensation
                                                                              ------------------------
                                                Annual Compensation                   Awards
                                        ------------------------------------- ------------------------
                                                                               Securities Underlying     All Other
Name and Principal Position               Year       Salary         Bonus        Options/SARS (#)      Compensation
--------------------------------------- --------- -------------- ------------ ------------------------ --------------
Michael W. Levin                          2000         $131,717           $0                        0         $2,503
  Chief Executive Officer, President      1999         $130,000           $0                  500,000         $2,379
  and Chairman Of the Board               1998         $141,583           $0                   51,223         $2,727

Frances Blanco                            2000          $85,493       $9,920                        0         $2,554
  Vice President, Treasurer, Secretary    1999          $80,000      $10,000                  100,000         $2,021
  and Director                            1998          $75,000      $25,000                    7,741         $2,158

Duncan Huyler                             2000          $96,725           $0                        0         $1,765
  Vice President                          1999          $95,000           $0                  100,000         $4,630
                                          1998          $91,000      $25,000                    9,265         $3,867

Duncan Yates                              2000         $112,389           $0                    3,000           $900
  Vice President                          1999          $93,467      $25,000                   14,000           $900
                                          1998          $59,761           $0                    8,430           $602

Paul C. Baker                             2000               $0           $0                        0             $0
  Director                                1999               $0           $0                   33,000             $0
                                          1998               $0           $0                        0             $0

Edwin Ruzinsky                            2000               $0           $0                   10,000             $0
  Director

Donald Gunn                               2000          $43,333           $0                   50,001             $0
  Director

Henry Royer                               2000               $0           $0                   10,000             $0
  Director
--------------------------------------- --------- -------------- ------------ ------------------------ --------------

Option/SAR Grants in Last Fiscal Year - Individual Grants

     The table below sets forth information concerning options granted during the fiscal year ended June 30, 2000 to those persons named in the preceding Summary Compensation Table. The percentage of total options is based on 155,304 options granted to officers, directors, and employees, including options during the 2000 fiscal year. None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal year ended June 2000.

---------------------------- ------------------------- -------------------------- ---------------- -----------------
                                Number of Securities        Percent of Total
                              Underlying Options/SARs    Options/SARs Granted to     Exercise or
                                      Granted                 Employees in           Base Price        Expiration
           Name                         (#)                    Fiscal Year             ($/Sh)             Date
---------------------------- ------------------------- -------------------------- ---------------- -----------------
Michael W. Levin                           0                        -                      -                  -
Frances Blanco                             0                        -                      -                  -
Duncan Huyler                              0                        -                      -                  -
Duncan Yates                           3,000                      1.9%                 $2.00           10-01-10
Paul C. Baker                              0                        -                      -                  -
Edwin Ruzinsky                        10,000                      6.4%                 $2.06           08-27-04
Donald Gunn                           50,001                     32.2%                 $3.00           12-13-04
Henry Royer                           10,000                      6.4%                 $3.13           12-10-04
---------------------------- ------------------------- -------------------------- ---------------- -----------------

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth information concerning the value of unexercised stock options at June 30, 2000 for those individuals named in the Summary Compensation Table. We calculated the dollar values in the table by multiplying the number of options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. The last sale price of a share of our common stock on June 30, 2000 was $2.187, as reported by the OTC Bulletin Board.

------------------------- ----------------- ----------- ------------------------------ -------------------------------
                             Number of                      Number of Unexercised           Value of Unexercised
                          Shares Acquired     Value         Securities Underlying        In-the-Money Options/SARs
Name                        on Exercise      Realized      Options/SARs at FY-end                 at FY-end
                                                        ------------------------------ -------------------------------
                                                         Exercisable   Unexercisable    Exercisable    Unexercisable
------------------------- ----------------- ----------- -------------- --------------- --------------- ---------------
Michael W. Levin                 -              -             301,223         250,000        $658,775        $546,750
Frances Blanco                   -              -              57,741          50,000        $126,280        $109,350
Duncan Huyler                    -              -              59,265          50,000        $129,613        $109,350
Duncan Yates                     -              -              19,430           6,000         $42,493         $13,122
Paul Baker                       -              -              33,000               0         $72,171              $0
Edwin Ruzinsky                   -              -              10,000               0         $21,870              $0
Donald Gunn                      -              -                   0          50,001              $0        $109,352
Henry Royer                      -              -              10,000               0         $21,870              $0
------------------------- ----------------- ----------- -------------- --------------- --------------- ---------------

Employment Agreements with Named Executive Officers

Michael W. Levin

     Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five year employment agreement that began on May 1, 1998, as amended September 1, 1998. His current annual salary is $130,000. His salary increases annually by the cost-of-living adjustments tied to the Consumer Price Index. We may increase his salary at any time. Commencing in his third year of employment and each year thereafter, his annual salary increases, each quarter, by one percent of our earnings before interest, taxes, depreciation and amortization in the prior fiscal year. We granted him 500,000 five-year options to purchase 500,000 shares of common stock. These options vest only after we achieve certain corporate levels of earnings. The exercise price for the options is $1.375 per share. He may exercise 125,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. Options to
purchase 250,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year. These options are cumulative and are subject to anti-dilution rights.

     He also receives:

          -    death benefits of $100,000,
          -    a fifteen year term life insurance policy for $1,000,000,
          -    a luxury automobile, and
          - reimbursement for reasonable travel and other business related expenses.

     We may also award him financial or other bonuses as determined by the Board of Directors.

     If we undergo a "change of control", we must pay Mr. Levin an amount equal to 290% of his salary and his incentive based options shall vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to

          - a change in our ownership or management that must be reported in under the Exchange Act of 1934;
          - the acquisition, other than directly from Cadapult, of 25% or more of our common stock or our voting securities by persons other than Cadapult or Levin;
          - a change in a majority of our Board of Directors of which our Board does not approve or that results from a proxy contest);
          - a reorganization, merger, consolidation or sale of substantially all of our assets after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
          -    shareholder approval of our liquidation or dissolution.

Frances Blanco

     Frances Blanco serves as our Vice President of Marketing and Investor Relations, Treasurer and Secretary pursuant to a three year employment agreement that began on May 1, 1998 and was amended on March 5, 1999. She earns a current annual salary of $90,000. We may grant her financial bonuses as we may determine. We granted her 100,000 five-year options to purchase 100,000 shares of our common stock. These options vest only after we achieve certain corporate levels of earnings. The options have an exercise price of $2.00 per share. She may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000. Options to purchase 50,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year. These options are cumulative and are subject to anti-dilution rights. If we undergo a "change of control", the incentive based options shall vest immediately.

Duncan Huyler

     Duncan Huyler serves as our Vice President of Technical Services pursuant to a three year employment agreement that began on May 1, 1998 and was amended on March 5, 1999. He earns a current annual salary of $95,000. We may grant him financial bonuses as we may determine. We granted him 100,000 five-year options to purchase up to 100,000 shares of our common stock. These options vest only after we achieve certain corporate levels of earnings. The options have an exercise price of $2.00 per share. He may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000.
Options to purchase 50,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year. These options are cumulative and are subject to anti-dilution rights. If we undergo a "change of control", the incentive based options shall vest immediately.

Duncan Yates

     Duncan Yates has served as our Vice President of Sales since July 15, 2000. Pursuant to an oral agreement effective as of July 15, 2000 and as amended September 7, 2000, Mr. Yates earns a base annual salary of $95,000 and is entitled to commissions of 10% of gross profit on his sales. He is entitled to a bonus of $10,000 each quarter for meeting certain criteria established by the Board of Directors. We granted him 100,000 five-year options to purchase up to 100,000 shares of our common stock. These options vest only after we achieve certain corporate levels of earnings. The options have an exercise price of $2.00 per share. He may exercise 25,000 options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $1,500,000 and $2,000,000. He may exercise up to 50,000 options following the end of the 2001 fiscal year if certain sales targets established by the Board of Directors are achieved. If we undergo a "change of control", the incentive based options shall vest immediately.

Stock Option Plan

     Under our incentive stock option plan for employees, which was adopted by our Board of Directors and approved by our shareholders, we reserved 500,000 shares of our common stock . Our incentive stock option plan for employees is administered by our Chairman of the Board. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. We filed a Form S-8 to register the 500,000 shares underlying the stock options. As of September 7, 2000, we have outstanding incentive stock options to purchase about 324,347 shares of common stock, exercisable for five or ten years from the date of grant at prices of $1.25 to $4.00, including options to purchase 151,659 shares of common stock to our officers and directors, and employees have exercised options to purchase 24,417 shares of common stock. If we undergo a "change of control", the incentive based options shall vest immediately.

Employee Profit Sharing Plan

     We have a tax-qualified employee paired profit sharing plan sponsored by Kemper Financial Services, Inc. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee's contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We issued to Mr. Levin under an employment agreement stock options to purchase up to 500,000 shares of common stock to vest upon us attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $1.375. Options to purchase 250,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year.

     We issued to each of Ms. Blanco and Mr. Huyler under employment agreements stock options to purchase up to 100,000 shares of common stock each to vest upon us attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $2.00. For each of Ms. Blanco and Mr. Huyler, options to purchase 50,000 shares vested due to the achievement of the first two vesting criteria in the 2000 fiscal year.

     In August 1998, Paul and Brenda Levin, the parents of Michael W. Levin, converted a $50,000 note payable by us to them for 40,000 shares of our common stock at the rate of $1.25 per share. This transaction was part of a private placement of common stock at $1.25 per share that we completed in August 1998.

     In August 1998, we filed a registration statement on Form S-8 for our incentive stock option plan for employees under which we may issue options that may be exercised for up to 500,000 shares of common stock. As of September 22, 2000, executive officers and directors have been granted the following options pursuant to the incentive stock option plan:

          - Michael W. Levin, options to purchase 51,223 shares at $1.375 which expire on May 1, 2003;
          - Frances Blanco, options to purchase 7,741 shares at $1.25 which expire on June 18, 2008;
          - Duncan Huyler, options to purchase 9,265 shares at $1.25 which expire on June 18, 2008;
          - Duncan Yates, options to purchase 8,430 shares at $1.25 which expire on June 18, 2008, 9,000 shares at $2.00 which expire on August 10, 2008, 5,000 shares at $2.00 which expire on August 13, 2008, and 3,000 shares at $2.00 which expire on September 30, 2009;
          - Paul Baker, options to purchase 3,000 shares at $2.00 which expire on August 11, 2008, 30,000 shares at $3.31 which expire on April 6, 2009, and 5,000 shares at $2.19 which expire on July 3, 2010;
          - Edwin Ruzinsky, options to purchase 10,000 shares at $2.06 which expire on August 27, 2009 and 5,000 shares at $2.19 which expire on July 3, 2010;
          - Berthel SBIC, options to purchase 10,000 shares at $3.13 which expire on December 8, 2004 and options to purchase 5,000 shares at $2.19 which expire on July 3, 2010; and
          - Stanley Brooks, options to purchase 10,000 shares at $2.94 which expire on September 7, 2005.

     On December 13, 1999, we completed, through our subsidiary Media Sciences, the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc., a New Mexico corporation, pursuant to an asset purchase agreement dated September 7, 1999. We acquired certain proprietary information and intellectual property rights of ultraHue and other assets used in its business operations, including:

          -    its trade secrets;
          -    its accounts receivable less allowances;
          -    its inventory;
          -    rights to the name ultraHue;
          -    its customer lists;
          -    its sales, service and vendor contracts; and
          -    its security deposits.

     We assumed the following liabilities of ultraHue:

          -    its accounts payable as of the closing date;
          -    its customer deposits as of the closing date; and,
          -    its leases and contracts.

     The purchase price we paid at closing included:

          -    $2,340,000 at closing;
          - a promissory note for $1,160,000, with 7% annual interest rate payable in one year; and,
          - a sum equal to ultraHue's cost for its inventory delivered to us at the closing date.

     The purchase price also included:

          - the sum of accounts receivable as of the closing date that we collected;
          - for the first year from closing, 10% of the net profits that Media Sciences derives from the first $1,500,000 dollars of Media Sciences' gross profits;
          - for the first year from closing, 30% of the net profits of Media Sciences that are attributable to its gross profits in excess of $1,500,000;
          - for the second and third years from closing, 10% of the quarterly net profits derived by Media Sciences from the first $1,000,000 of gross profits; and
          - for the second and third years from closing, 30% of the net profits of Media Sciences that are attributable to its gross profits in excess of $1,000,000 dollars.

     On December 13, 1999, Donald Gunn, an officer, director and controlling shareholder of ultraHue, became Vice President of Media Sciences. Under a three year employment agreement, we issued him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment. On December 23, 1999, Mr. Gunn was elected to serve on our Board of Directors.

     On December 13, 1999, Randy Hooker, an officer, director and controlling shareholder of ultraHue, became an employee of Media Sciences. Under a three year employment agreement, we issued him options to purchase 50,001 shares of our common stock. The exercise price of the options is $3.125 per share. One-third of the options vest on each of the three anniversary dates of employment.

     In December 1999, Berthel SBIC purchased 100,000 units of our securities in a private placement at $10 per unit. Berthel SBIC beneficially owns 407,692 shares of common stock which may be acquired upon the conversion of 100,000 shares of series A preferred stock, at the current conversion rate of one preferred stock share into 3.077 common stock shares, and the exercise of five-year warrants to acquire 200,000 shares of common stock at $4.50 per share which underlie the 100,000 units. Berthel SBIC also owns five year warrants to acquire another 90,000 shares of common stock.

     On January 14, 2000, Henry Royer purchased 10,000 shares of our common stock in the public market at $3.25 per share.

     On March 10, 2000, Henry Royer purchased 10,000 units of our securities in our private placement conducted from December 1999 through March 10, 2000. Units sold in the private placement were offered at $10.00 per unit and consisted of one share of series A preferred stock and warrants to purchase two shares of common stock. The warrants are exercisable for five years at $4.50. Henry Royer sold all of his shares and units of our securities in May 2000 to attempt to comply with the internal policies of Berthel SBIC of which he is President. He sold his 10,000 shares of common stock in the public market at a loss, as follows:

              -   1,000 shares were sold at $3.00 on May 2, 2000;
              -   1,000 shares were sold at $3.00 on May 4, 2000;
              -   1,000 shares were sold at $2.50 on May 22, 2000;
              -   1,000 shares were sold at $2.53 on May 22, 2000;
              -   2,000 shares were sold at $2.1875 on May 23, 2000; and
              -   4,000 shares were sold at $2.125 on May 23, 2000.

Henry Royer also sold his 10,000 units of our securities at the same price of $10.00 per unit he paid for the units in a private transaction to one individual who represented that he was an accredited and sophisticated person with whom he has had prior business relationships, and who accepted all of the same conditions of purchase as had Mr. Royer when he purchased said securities.

     We issued to Mr. Yates under an oral employment agreement, effective July 15, 2000, stock options to purchase up to 100,000 shares of common stock each to vest upon us attaining certain specified corporate milestones, exercisable for five years at $2.00.

     In June 1998, Cadapult filed a registration statement on Form S-8 for 66,068 shares of common stock. We issued the shares to four individuals, including its officers and directors, pursuant to written compensation agreements as follows: Leonard W. Burningham, 63,068 shares; Kathleen L. Morrison, 1,000 shares; Jason Osborn, 1,000 shares; and Terry Hardman, 1,000 shares. Kathleen L. Morrison, Jason Osborn, and Terry Hardman resigned as directors and officers of Cadapult effective as of June 18, 1998.

     On June 18, 1998, we completed the acquisition of Cadapult Graphic Systems Inc., a privately-held New Jersey corporation formed on or about May 1, 1987 ("CGSI"), in a transaction viewed as a reverse acquisition. Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998, between the Company, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the reorganization, the shareholders of CSGI became the controlling shareholders of Cadapult, the officers and directors of Cadapult resigned and elected the CSGI nominees in their places, and CSGI became a wholly-owned subsidiary of the Company. Michael
W. Levin acquired 300 shares, no par value, of CGSI on May 1, 1987 for $300. Frances Blanco acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Huyler acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Yates acquired 3.8748 shares, no par value, of CGSI on April 20, 1998 for $15,000. In May 1998, Mr. Levin made a gift of 3.1 shares to each of two of his minor children. Pursuant to the reorganization, Mr. Levin and his children, Ms. Blanco, Mr. Huyler and Mr. Yates, representing all the issued and outstanding shares of CGSI, exchanged their shares of CGSI proportionally for 1,650,000 shares of Cadapult pursuant to Cadapult's acquisition of CGSI. Michael W. Levin currently serves as our Chief Executive Officer, President and Chairman of the Board. Frances Blanco currently serves as our Vice President, Secretary, Treasurer and a Director. Duncan Huyler currently serves as our Vice President and a Director.

     Cadapult granted Mr. Levin five-year stock options to purchase up to 500,000 shares of common stock (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable at $1.375. Cadapult granted to each of Ms. Blanco and Mr. Huyler five-year stock options to purchase up to 100,000 shares of common stock each (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable at $2.00.

     In August 1998, we filed a registration statement on Form S-8 for its 1998 Stock Option Plan. We granted certain employees, five-year and ten-year incentive stock options to purchase 295,381 shares, of which 88,229 options are presently exercisable, at prices of $1.25 to $4.00 per share. Executive officers and directors have been granted the following options pursuant to the 1998 Stock Option Plan: Michael W. Levin, five-year options to purchase 51,223 shares at $1.375; Frances Blanco, ten-year options to purchase 7,741 shares at $1.25; Duncan Huyler, ten-year options to purchase 9,265 shares at $1.25; and Paul Baker, ten-year options to purchase 3,000 shares at $2.00 and 30,000 shares at $3.31. Pursuant to the 1998 Stock Option Plan, we reserved 500,000 authorized and unissued shares of common stock for issuance upon the exercise of the incentive stock options.

     Between August 17, 2000 and September 14, 2000, Cadapult borrowed an aggregate of $325,000 from Michael Levin. Cadapult used the funds as bridge financing for printers acquired for Cadapult's No-Cap Color printer program, until larger quantities of printers are accumulated and financed through lease or other debt financing. These loans are unsecured, payable on demand, and carry a 10% interest rate. These short-term loans mature in May 2001. There can be no representation or assurance that Mr. Levin will make any further loans to Cadapult, on these or any other terms.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in Cadapult's Year 2002 Information Statement or Proxy Statement and related proxy materials must be received by June 30, 2001. In addition, proposals of Cadapult's shareholders intended to be presented at the 2002 Annual Meeting of Cadapult must be received by Cadapult before August 30, 2001. Proposals for inclusion in Cadapult's Information Statement or Proxy Statement or for presentation at the Annual Meeting must be submitted to Cadapult in writing at c/o Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401, Attention: Secretary. There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We did not receive any shareholder proposals in connection with this Information Statement and our Annual Meeting.

                                  ANNUAL REPORT

     Cadapult will mail without charge, upon written request, a copy of Cadapult's annual report on Form 10-KSB, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401, Attn.: Investor Relations.

                             OTHER ACTION AT MEETING

         The Board of Directors knows of no other matters, except the proposals in this Information Statement, for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements, the Board intends that the shareholders at the meeting will vote upon such matters in accordance with their best judgment.

                                            By Order of the Board of Directors


                                            /s/ Frances Blanco
                                            Frances Blanco
                                            Secretary

Allendale, New Jersey
October 31, 2000

                                                                      Appendix A

                         Cadapult Graphic Systems, Inc.
                             Audit Committee Charter


One committee of the board of directors will be known as the audit committee. The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

|X|       Composition

1. The audit committee shall consist of at least three independent directors. An independent director is free of any relationship that could influence his or her judgement as a committee member. An independent director may not be associated with a major vendor to, or a customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself for any decisions that might be influenced by that relationship.

2. Each member of the audit committee is required to be financially literate, as determined by the company's board of directors in its business judgement, or must be financially literate within a reasonable period of time after his appointment to the audit committee.

3. At least one member of the audit committee must have accounting or related financial management expertise, as determined by the company's board of directors in its business judgement.


|X|       General responsibilities

1. The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least two times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the laws, the company's charter or bylaws or the board of directors require.

|X| Responsibilities for engaging independent accountants and appointing the internal auditor

1. The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2. The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.


3. The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

4. The audit committee will consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and procedural plans made by the internal auditors and the independent accountant.

5. The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6. The audit committee will make sure that the director of internal auditing and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

|X| Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1. The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2.        The audit  committee  will ask  management,  the  director  of internal auditing and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

3. The audit committee will review the following with the independent accountant and the director of internal auditing:

          a. The adequacy of the company's internal controls, including computerized information system controls and security.

          b. Any significant findings and recommendations made by the independent accountant or internal auditing, together with management's responses to them.

4. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

          a.   The company's annual financial statements and related footnotes.

          b. The independent accountant audit of and report on the financial statements.

          c. The auditor's qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Anything else about the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) requires the auditors to discuss with the committee.

5. The audit committee will consider and review with management and the director of internal auditing:

          a. Any significant findings during the year and management's responses to them.

          b. Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

          c. Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.

          d.   The internal auditing department's budget and staffing.

          e.   The internal auditing department's charter.

          f. Whether the internal auditing department has complied with the Internal Auditing's Standards for the Professional Practice of Internal Auditing.


6. The audit committee will review the annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7. The audit committee will review the interim financial reports with management, the independent accountant and the director of internal auditing before those interim reports are released to the public or filed with the SEC or other regulators.

8. The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.


|X|       Periodic responsibilities

1.        Review and update the committee's charter annually.

2. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3. Review, with the director of internal auditing and the independent accountant, the results of their examination of compliance with the company's code of conduct.

4. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

5. Meet with the director of internal auditing, the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.